UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2016

LIFEPOINT HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51251	20-1538254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Seven Springs Way Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

(615) 920-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

LifePoint Health, Inc. (the “Company”) held its annual meeting of stockholders on June 7, 2016 (the “Annual Meeting”).  At the Annual Meeting, the following matters were submitted to a vote of the Company’s stockholders, with the following results:

Proposal 1:  Election of Directors.

	Votes For	Votes Withheld	Broker Non-Votes
Kermit R. Crawford	38,674,957	347,064	1,069,325
Jana R. Schreuder	38,675,067	346,954	1,069,325
Reed V. Tuckson	37,459,014	1,563,007	1,069,325

Kermit R. Crawford, Jana R. Schreuder and Reed V. Tuckson were elected as Class II directors. The term of the Class II directors will continue until the Company’s annual meeting of stockholders in 2019, or until their respective successors are elected and qualified.

Proposal 2:  Advisory vote to approve the compensation of the Company’s Named Executive Officers.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
29,695,977	9,077,907	248,137	1,069,325

Proposal 3:  Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

Votes For	Votes Against	Votes Abstain
39,953,672	123,370	14,304

Item 8.01 Other Events

At its meeting on June 7, 2016, the Corporate Governance and Nominating Committee recommended, and the Board of Directors of the Company approved at its meeting on June 8, 2016, each of the following appointments: John E. Maupin, Jr., Chair of the Compensation Committee; Marguerite W. Kondracke, Chair of the Corporate Governance and Nominating Committee; Reed V. Tuckson, Chair of the Quality Committee; and Michael P. Haley, Chair of the Audit and Compliance Committee.  In addition, Mr. Crawford and Ms. Schreuder were appointed to each of the Corporate Governance and Nominating Committee, the Compensation Committee, the Quality Committee and the Audit and Compliance Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFEPOINT HEALTH, INC.

	By:	/s/ Paul D. Gilbert
	Name:	Paul D. Gilbert
	Title:	Executive Vice President, Chief Legal Officer and Corporate Governance Officer
Date: June 13, 2016